Execution Version
FIRST AMENDMENT AND WAIVER
     This FIRST AMENDMENT AND WAIVER (this “Amendment”) is dated as of January 25, 2005 and is entered into by and between HOLLY CORPORATION, a Delaware corporation (the “Borrower”), each of the lenders signatory hereto, and BANK OF AMERICA, N.A., in its capacity as the Administrative Agent for the Lenders under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”).
RECITALS:
     WHEREAS, pursuant to that certain Credit Agreement, dated as of July 1, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each lender from time to time party thereto (collectively, the “Lenders”), the Administrative Agent, Guaranty Bank and PNC Bank, National Association, as co-documentation agents, and Union Bank of California, N.A., as syndication agent, the Lenders have agreed to make certain Loans and issue certain Letters of Credit to and for the benefit of the Borrower;
     WHEREAS, the Borrower has requested that Required Lenders agree to waive and amend certain provisions of the Credit Agreement as more fully described below and the Required Lenders are willing to so agree; and
     WHEREAS, unless otherwise defined herein, capitalized terms used in this Amendment shall have the same definitions as are contained in the Credit Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and incorporating the foregoing recitals herein, the parties hereto agree as follows.
SECTION I.
WAIVER
     1.1 Waiver. The Required Lenders hereby waive, to the extent necessary and applicable, any Default or Event of Default arising prior to the date hereof as a result of the Borrower’s failure to comply with Section 6.13(e) of the Credit Agreement.
     1.2 Limitation. Nothing in this Amendment, nor in any communication between the Administrative Agent and/or any of the other Secured Parties and the Borrower or any other Loan Party or any officer, agent, employee, or representative of the Borrower or any Loan Party, shall be construed as a waiver of or acquiescence to any Default or Event of Default (except as expressly set forth herein). Except as expressly provided herein, the execution and delivery of this Amendment shall not (i) constitute an extension, modification or waiver of any aspect of the Credit Agreement or the other Loan Documents; (ii) extend the terms of the Credit Agreement or any other Loan Documents or the due date of any of the Obligations; (iii) give rise to any obligation on the part of the Administrative Agent or the other Secured Parties to extend, modify or waive any term or condition of the Credit Agreement or any of the other Loan Documents; or (iv) give rise to any rights of setoff, defenses or counterclaims to the right of the Administrative

Agent and the other Secured Parties to compel payment and performance of the Obligations or to otherwise enforce any of their respective rights and remedies under the Credit Agreement and the other Loan Documents. Except as expressly limited herein, the Administrative Agent and the other Secured Parties hereby expressly reserve all of their defenses, rights and remedies under the Loan Documents and under applicable law or otherwise with respect to any Default or Event of Default.
SECTION II.
AMENDMENTS
     Subject to the terms and conditions set forth in this Amendment (including, without limitation, Section IV) and in reliance on the representations and warranties of the Borrower set forth herein, Section 6.13 of the Credit Agreement is hereby amended by replacing the date “December 31” with the date “March 31” in clause (e) thereof.
SECTION III.
REPRESENTATIONS AND WARRANTIES
     The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof as follows:
     3.1 Corporate Power. The Borrower has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the other Loan Documents. The execution, delivery and performance by the Borrower of this Amendment, and the performance by the Borrower and by each other Loan Party of each Loan Document to which it is a party have been duly approved by all necessary corporate action of such Loan Party and no other corporate proceedings on the part of such Loan Party are necessary to consummate such transactions.
     3.2 Authorization and Enforceability. This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and each other Loan Document is the legal, valid and binding obligation of each Loan Party party hereto and thereto, enforceable against such Loan Party in accordance with its terms, and is in full force and effect.
     3.3 Defaults. After giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or Event of Default.
SECTION IV.
CONDITIONS TO EFFECTIVENESS
     This Amendment shall not be effective until each of the following conditions precedent shall have been satisfied.
     4.1 Execution. The Borrower, the Administrative Agent and the Required Lenders shall have executed and delivered this Amendment to the Administrative Agent.
     4.2 Representations and Warranties. Each of the representations and warranties in Section III above shall be true and correct as of the date of this Amendment.

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     4.3 Payment of Fees and Expenses. The Borrower shall have paid all of the accrued fees and expenses of the Administrative Agent and the Lenders (including, without limitation, the fees and disbursements of counsel for the Administrative Agent) for which invoices shall have been submitted.
SECTION V.
MISCELLANEOUS.
     5.1 Limited Effect. Except as otherwise expressly set forth herein, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms and are hereby confirmed and ratified. To the extent that any existing provision of the Credit Agreement or any other Loan Document is inconsistent with the specific provisions of this Amendment, the provisions of this Amendment shall control.
     5.2 No Novation. This Amendment shall not be deemed or construed to be a satisfaction, restatement, novation or release of the Credit Agreement or of any of the other Loan Documents or a waiver by the Administrative Agent or any Lender of any of the defenses, rights or remedies of the Administrative Agent and the Lenders under the Credit Agreement or any of the other Loan Documents or at law or in equity or otherwise.
     5.3 Reaffirmation. The Borrower hereby reaffirms each and every covenant, condition, obligation and provision set forth in the Loan Documents.
     5.4 Additional Action. The parties agree to take such further action to execute and deliver to each other such additional agreements, instruments and documents as may reasonably be required to carry out the purposes and intent of this Amendment.
     5.5 Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     5.6 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     5.7 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     5.8 Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this

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Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
     5.9 Construction. The Borrower acknowledges that it has been represented by its own legal counsel in connection with the negotiation, execution and delivery of this Amendment, that it has exercised independent judgment with respect to this Amendment, and that it has not relied on the Administrative Agent or any Lender or on the Administrative Agent’s or any Lender’s counsel for any advice with respect to this Amendment.
[Signature page follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the date first set forth above.

BORROWER: HOLLY CORPORATION, a Delaware corporation, as Borrower
By:	/s/ Stephen J. McDonnell
	Name:	Stephen J. McDonnell
	Title:	Vice President & CFO

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., in its capacity as Administrative Agent for and on behalf of the Lenders
By:	/s/ Claire Liu
	Name:	Claire Liu
	Title:	Senior Vice President

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LENDERS: BANK OF AMERICA, N.A., as a Lender
By:	/s/ Claire Liu
	Name:	Claire Liu
	Title:	Senior Vice President

[Signature Page to Holly Corporation First Amendment to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Maria Muehlemann
	Name:	Maria Muehlemann
	Title:	Vice President

[Signature Page to Holly Corporation First Amendment to Credit Agreement]

GUARANTY BANK, as a Lender
By:	/s/ Jim R. Hamilton
	Name:	Jim R. Hamilton
	Title:	Senior Vice President

[Signature Page to Holly Corporation First Amendment to Credit Agreement]

UNION BANK OF CALIFORNIA, N.A., as a Lender
By:	/s/ Sean Murphy
	Name:	Sean Murphy
	Title:	Vice President

[Signature Page to Holly Corporation First Amendment to Credit Agreement]

HIBERNIA NATIONAL BANK, as a Lender
By:	/s/ Nancy G. Moragas
	Name:	Nancy G. Moragas
	Title:	Vice President

[Signature Page to Holly Corporation First Amendment to Credit Agreement]

REGIONS BANK, as a Lender
By:	/s/ Riley Couch
	Name:	Riley Couch
	Title:	EXVP

[Signature Page to Holly Corporation First Amendment to Credit Agreement]

RZB FINANCE LLC, as a Lender
By:	/s/ John A. Valiska
	Name:	John A. Valiska,
	Title:	Group Vice President

By:	/s/ Christoph Hoedl
	Name:	Christoph Hoedl
	Title:	Vice President

[Signature Page to Holly Corporation First Amendment to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Mark E. Thompson
	Name:	Mark E. Thompson
	Title:	Vice President

[Signature Page to Holly Corporation First Amendment to Credit Agreement]

WELLS FARGO BANK, N.A., as a Lender
By:	/s/ M. Jarrod Bourgeois
	Name:	M. Jarrod Bourgeois
	Title:	Assistant Vice President

[Signature Page to Holly Corporation First Amendment to Credit Agreement]